EXHIBIT 10.8

MECHANICAL TECHNOLOGY, INCORPORATED

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this "Agreement") is dated as of _______ __, ____ ("Grant Date"), and is made by and between Mechanical Technology, Incorporated, a New York corporation (the "Company"), and ______________, an individual resident of the State of New York and [officer] [director] of the Company ("Grantee").   Company and Grantee are sometimes referred to herein, individually, as a "party" and, collectively, as the "parties".

RECITALS

WHEREAS, the Company has adopted the Mechanical Technology, Incorporated 2012 Equity Incentive Plan (Effective June 14, 2012 and amended and restated on October 20, 2016) (the "Plan"), under which awards of restricted shares of the Company's common stock may be granted; and

WHEREAS, the Compensation Committee of the board of directors of the Company (the "Compensation Committee"), in its capacity as administrator under the Plan ("Administrator"), has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock (as defined below) provided for herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1.         Grant and Issuance of Restricted Stock.

(a)               Pursuant to the Plan, the Company hereby issues to Grantee, on the Grant Date, a Restricted Stock Award consisting of, in the aggregate, _______________ (_____) shares of common stock of the Company (the "Restricted Stock"), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

(b)               The grant of Restricted Stock pursuant to this Agreement is being made in consideration for the performance of past services provided, and/or future services to be provided, by Grantee to or for the benefit of the Company and its affiliates.

(c)               As of the Grant Date, the Fair Market Value of each share of common stock of the Company underlying the Restricted Stock is $____ per share.

2.         Vesting.

(a)               Subject to Grantee's continuous employment by or continued relationship as an individual services provider or director of the Company and/or its affiliates ("Continuous Service") through the applicable vesting date, the Restricted Stock granted and issued hereby shall become vested as follows: [____________________________].  The period over which applicable shares of Restricted Stock remain unvested is referred to as the "Restricted Period" with respect to solely such applicable shares of unvested Restricted Stock (such that, for the avoidance of doubt, upon vesting any Vested Stock shall no longer be considered within the Restricted Period).  Shares of Restricted Stock that have vested in accordance with the provisions of this Section 2 are referred to as "Vested Stock".  Shares of Restricted Stock that have not vested in accordance with the provisions of this Section 2 are referred to as "Unvested Stock".

(b)               If Grantee's Continuous Service terminates for any reason, other than death or disability (as defined in the Plan), at any time before all of his or her Restricted Stock has vested, Grantee's Unvested Stock shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any affiliate of the Company shall have any further obligations to Grantee under this Agreement with respect to such Unvested Stock.

(c)               The foregoing vesting schedule notwithstanding, if Grantee's Continuous Service terminates due to Grantee's death, 100% of the Unvested Stock shall vest as of the date of such termination.

(d)               The foregoing vesting schedule notwithstanding, if Grantee's Continuous Service is terminated by the Company or an affiliate of the Company due to a disability (as defined in the Plan), 100% of the Unvested Stock shall vest as of the date of such termination.

(e)               The foregoing vesting schedule notwithstanding, upon the occurrence of a Substantial Corporate Change, 100% of the Unvested Stock shall vest as of the date of the Substantial Corporate Change.

3.         Restrictions.  Notwithstanding the section of the Plan entitled "Transfers, Assignments, And Pledges", but subject to any other exceptions set forth in this Agreement or the Plan, following the Restricted Period, the applicable shares of Vested Stock or the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee.  During the Restricted Period, the applicable shares of Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee.  Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the applicable shares of Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the applicable shares of Restricted Stock will be forfeited by Grantee and all of Grantee's rights to such shares shall immediately terminate without any payment or consideration by the Company.

4.          Rights as a Shareholder; Dividends.

(a)               Grantee shall be the record owner of the Restricted Stock until the applicable underlying shares of common stock of the Company are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares.  Notwithstanding the foregoing, any dividends or other distributions that are not in the form of cash shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

(b)               The Company may issue stock certificates or evidence Grantee's interest by using a restricted book entry account with the Company's transfer agent, in the Company's sole discretion.

(c)               If Grantee forfeits any rights he or she has under this Agreement in accordance with Section 2 of this Agreement, Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the applicable Restricted Stock so forfeited and shall no longer be entitled to vote or receive dividends on such shares.

5.         No Right to Continued Employment or Service.  Neither the Plan nor this Agreement shall confer upon Grantee any right to be employed or retained by the Company or its affiliates as a director, employee, consultant or in any other capacity.  Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or its affiliates to terminate Grantee's Continuous Service at any time.

6.          Adjustments. If any change is made to the outstanding common stock of the Company or the capital structure of the Company, the shares of common stock of the Company underlying the Restricted Stock shall, if required, be adjusted in any manner as contemplated by the Plan.

7.          Tax.  Grantee agrees that, within 30 days after the date hereof, Grantee shall give notice to the Company on the form attached hereto as Exhibit A as to the making of an election pursuant to section 83(b) of the Internal Revenue Code with respect to the Restricted Stock acquired as of the Grant Date.  Grantee acknowledges that Grantee will be solely responsible for any and all tax liabilities payable by Grantee in connection with Grantee's acquisition of the Restricted Stock or attributable to Grantee's making or failing to make such an election.  The form for making the section 83(b) election is attached hereto as Exhibit B.  Grantee agrees to consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the section 83(b) election.  The Company (i) makes no representation or undertaking regarding the treatment of any income tax, social insurance, payroll tax or other tax-related withholding ("Tax-Related Items") in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares underlying the Restricted Stock and (ii) does not commit to structure the Restricted Stock to reduce or eliminate Grantee's liability for any Tax-Related Items.

8.           Compliance with Law.  The issuance and transfer of the Restricted Stock, and the shares of common stock underlying such Restricted Stock, shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's shares of common stock may be listed.  No shares of Restricted Stock or common stock of the Company underlying the Restricted Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.  Grantee understands that the Company is under no obligation to register the Restricted Stock or shares of common stock of the Company underlying the Restricted Stock with the United States Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

9.         Miscellaneous.

(a)               Legends. A legend may be placed on any certificate(s) or other document(s) delivered to Grantee indicating restrictions on transferability of the shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of common stock of the Company are then listed or quoted.

(b)               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflicts of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c)               Interpretation; Jurisdiction.  The Committee shall have full authority to interpret, construe and administer this Agreement, and the Committee's reasonable interpretation and construction hereof, and reasonable actions hereunder, shall be final, binding and conclusive on all persons for all purposes; provided, that, if any such interpretation, construction or administration of this Agreement involves a director of the Company then-serving on the Committee as Grantee hereunder, such director shall be recused from the Committee for the purposes of such interpretation, construction or administration.  Subject to the foregoing, in the event of a judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, Grantee and the Company unconditionally accept the exclusive jurisdiction and venue of any federal or state located in or for the State of New York.  In any such judicial proceeding, Grantee and the Company agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service.  GRANTEE AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(d)               Withholding Taxes.  All Restricted Stock acquired pursuant hereto and allocations or distributions with respect to such Restricted Stock and the common stock of the Company underlying such Restricted Stock shall be subject to withholding as required by applicable federal, state and local laws, and the Company may make such arrangements for the payment of any withholding taxes with respect to such Restricted Stock and the common stock of the Company underlying such Restricted Stock as the Company deems satisfactory.

(e)               Severability.  In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(f)                Binding Effect; Assignment.  This Agreement shall be binding on and inure to the benefit of the Company and its respective successors and permitted assigns.  This Agreement shall also be binding on and inure to the benefit of Grantee and Grantee's heirs, executors, administrators and legal representatives.  This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, except as provided pursuant to this Section 9(f).  The Company may effect such an assignment without prior written approval of Grantee upon a Substantial Corporate Change or any other sale of the Company or the transfer of all or substantially all of its business and/or assets (by whatever means).

(g)               Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company in the manner provided for in the Plan.  The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive additional restricted stock or other Awards in the future.  Future Awards, if any, will be at the sole discretion of the Company.

(h)               Notice.  Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Executive Officer of the Company at the Company's principal corporate offices.  Any notice required to be delivered to Grantee under this Agreement shall be in writing and addressed to Grantee at Grantee's address as shown in the records of the Company.  Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

(i)                 Entire Agreement.  This Agreement and Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings relating to the subject matter of this Agreement.

(j)                 Amendments; Waiver.  No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved in writing by an authorized officer of the Company (that is not Grantee) and is either agreed to in writing by Grantee or otherwise authorized by the Plan.  No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(k)               Counterparts.  This Agreement may be executed in one or more counterparts (including by means of a facsimile or portable document format), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(l)                 Headings.  The headings contained in this Agreement are for reference only and shall not under any circumstances be deemed to affect the meaning or interpretation of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MECHANICAL TECHNOLOGY, INCORPORATED

By:
Name:
Title:

Grantee:

[Name]

[Signature Page to Restricted Stock Award Agreement]

Exhibit A

[DATE]

Mechanical Technology, Incorporated

325 Washington Avenue, Extension

Albany, New York 12205

Attention:  Chief Executive Officer

Email:  rjones@mtiinstruments.com

    Notification of Section 83(b) Election

To whom it may concern:

    On _________ __, ____, I acquired ___________ (_____) restricted common stock shares (the "Restricted Stock") of Mechanical Technology, Incorporated pursuant to a Restricted Stock Award Agreement, dated as of such date (the "Agreement").  Pursuant to Section 7 of the Agreement, I hereby notify you that:

    [  ]        I have made an election under Section 83(b) of the Internal Revenue Code (the "Code") with respect to the Restricted Stock.

    [  ]        I have not yet made an election under Section 83(b) of the Code with respect to the Restricted Stock, but I intend to do so no later than the date which is 30 days after the acquisition of the Restricted Stock.

    [  ]        I do not intend to make an election under Section 83(b) of the Code with respect to the Restricted Stock.

    I also acknowledge pursuant to Section 7 of the Agreement that I am solely responsible for any and all tax liabilities payable in connection with the Restricted Stock or attributable to my decision regarding the election under Section 83(b) of the Internal Revenue Code.

Signature:_______________________

Printed Name____________________

Date___________________________

A-1

Exhibit B

Section 83(b) Election

The undersigned taxpayer hereby makes this election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations Section 1.83-2 promulgated thereunder.

1.         The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

      Taxpayer's Name:  ________________________________
      Taxpayer's Social Security Number:___________________

      Address: _______________________________________

_________________________ _____________

Taxable Year:  Calendar Year ____

2.         The property which is the subject of this election is __________________ restricted shares of common stock of Mechanical Technology, Incorporated, a New York corporation (the "Company").

3.         The restricted shares of common stock were transferred to the undersigned on ________ __, ____.  This election is being made with respect to the calendar year ____.

4.         The restricted shares of common stock are subject to the following restrictions:  the restricted shares of common stock are subject to time based vesting conditions and restrictions on transferability during a restricted period with respect thereto.

5.         The fair market value of the restricted shares of common stock at the date of transfer (determined without regard to any restriction other than a nonlapse restriction, as defined in Section 1.83-3(h) of the Income Tax Regulations) was $________________________, based on a fair market value of $____ per share.

6.         The amount paid for the restricted shares of common stock was $______.

7.         The amount to include in gross income is $___________________ (the result of the amount reported in Item 5 minus the amount reported in Item 6).

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of the election will also be furnished to the person for whom the services were performed.  Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred.  The undersigned is the person performing the services in connection with which the property was transferred.  The undersigned understands that the foregoing election may not be revoked except with the consent of the Internal Revenue Commissioner.

Dated:_______________________                           ___________________________________

                                                                                    Taxpayer

B-1